Exhibit 10.1

MINERAL CLAIM PURCHASE AND SALE AGREEMENT

THIS AGREEMENT made as of November 19, 2009

BETWEEN:

EAGLE TRAIL PROPERTIES INC.
a Saskatchewan company having a registered and records office at
1140 Rose Street, Regina Saskatchewan, S4R 1Z6 Canada

(the “Vendor”)

AND:

GUINNESS EXPLORATION, INC.
a Nevada state company having an office at
1312 North Monroe Street,
Spokane, Washington, 99201, USA

(the “Purchaser”)

WHEREAS:

A.       The Vendor is the legal and beneficial owner of 203 full or fractional mineral claims/leases with a total area of 3,136.43 hectares located in the Mt. Nanson area of the Whitehorse Mining District of the Yukon Territory, Canada, the particulars of which are set out in Schedule “A” hereto (the “Mineral Claims”).

B.        Pursuant to an Option Agreement dated November 7, 2008 (the “Option”) between the Vendor as optionee and Pricewaterhousecoopers Inc. as optionor, the Vendor has the option to purchase the mineral claim identified as Dome 12:73698 located in the Mt. Nanson area of the Whitehorse Mining District of the Yukon Territory for the sum of $25,000.00 (the “Dome Claim").

C.        The Vendor wishes to sell and the Purchaser wishes to purchase an undivided 65% interest in the Mineral Claims and in the Option to purchase the Dome Claim (the “Interest”), on the terms and conditions contained herein.

WHEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.	Interpretation

1.1          Definitions. In this Agreement, unless the context otherwise requires:

(a)	“Agreement” means this agreement, including the recitals and the Schedules, all as amended, supplemented or restated from time to time.

(b)	“Approval Date” means the date that all of the conditions set out in section 6.4 are fulfilled or waived.

(c)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Saskatchewan.

(d)	“Closing Date” means the third Business Day following the Approval Date.

(e)	“Dome Claim” means the mineral claim identified as Dome 12:73698 located in the Mt. Nanson area of the Whitehorse Mining District of the Yukon Territory

(f)	“Encumbrances” means security interests, liens, royalties, charges, mortgages, pledges and encumbrances of any nature or kind whatsoever, whether written or oral, or direct or indirect.

(g)
“Government or Regulatory Authority” means any federal, provincial, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality and that have lawful authority to regulate or administer or govern an business or property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing and any stock exchange on which shares of a party are listed for trading.

(h)	“Interest” means an undivided 65% interest of the Vendor in the Mineral Claims and the Option but does not include the NSR.

(i)	“Mineral Claims” means all of the claims described on Schedule “A” and, when the context so implies, the lands and premises subject thereto.

(j)	“Net Smelter Returns” or “NSR” has the meaning set out in Schedule “C” hereto.

(k)	“Option” has the meaning set out in Recital B.

(l)	“Permitted Encumbrances” means:

(i)
easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electrical light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

(ii)
the right reserved to or vested in any government or other public authority by the terms of any or by any statutory provision, to terminate, revoke or forfeit any of the lease or mining claims or to require annual or other periodic payments as a condition of the continuance thereof;

(iii)
rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate in any manner, and all applicable laws, rules and orders of any governmental authority; and

(iv)	the reservations, limitations, provisos and conditions in any original grants from the Crown or interests therein and statutory exceptions to title.

(m)	“SEC” means the Securities and Exchange Commission.

(n)	“Securities Act” means the United States Securities Act of 1933, as amended.

(o)	“Shares” means 60 million common shares in the capital of the Purchaser allotted and issued to the Vendor at a deemed price of US$0.00103.

1.2          Headings.  The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and includes any variation or amendment hereto from time to time and any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and sections are to Articles and sections of this Agreement.

1.3          Legislation.  Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.4          Extended Meanings. In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. All references to mineral claims shall include map designated units.

1.5          Currency. All references to currency herein are to lawful money of Canada, unless otherwise specified.

1.6          Non-Merger. The provisions contained in this Agreement shall survive the  completion of the transactions contemplated by this Agreement and shall not merge in any conveyance, transfer, assignment, novation agreement or other document or instrument delivered pursuant hereto or in connection herewith.

1.7          Construction Clause. This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

1.8          No partnership. Nothing contained in this Agreement shall be construed as creating a partnership of any kind or as imposing on any party any partnership duty, obligation or liability to any other party.

2.           Representations and Warranties

2.1         Representations and Warranties of the Vendor.  The Vendor represents and warrants to the Purchaser that:

(a)	it has a business address at the address set forth beside its name on the first page of this Agreement;

(b)	it is a corporation duly subsisting under the laws of Saskatchewan with the corporate power to own its assets and to carry on its business in Saskatchewan;

(c)
it has good and sufficient authority to enter into and deliver this Agreement and to transfer its legal and beneficial Interest in the Mineral Claims to the Purchaser, and to assign its Interest in the Option to the purchaser (subject to the consent of the optionor) in accordance with this Agreement;

(d)
there is no contract, option or any other right of another binding upon the Vendor to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Mineral Claims or the Option or any portion thereof or interest therein;

(e)
the execution, delivery and performance of this Agreement by the Vendor, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of the Vendor; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Vendor’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(f)
it is the beneficial owner of 100% of the right, title and interest in and to the Mineral Claims and the Option, free and clear of all Encumbrances except for the Permitted Encumbrances, and the Option remains in good standing and no default has occurred thereunder;

(g)
the Mineral Claims are properly and accurately described in Schedule A” hereto and are all in good standing under the laws of the jurisdiction in which the Mineral Claims are located up to and including at least the expiry dates set forth in Schedule “A”;

(h)	the terms of the Option are as attached in Schedule “B” hereto and the Option has not been exercised or amended, altered or varied in any way;

(i)
to the best of its knowledge, the Vendor is in compliance in all material respects with all Environmental Laws (as defined below) in regards to the Mineral Claims, and there are, to the best of its knowledge, no facts which could give rise to a notice of non-compliance with any Environmental Laws. The term “Environmental Laws” means all applicable laws, rules, regulations, orders, policies, guidelines, notices, approvals and permits relating to environmental or occupational health and safety matters, in effect as at the date hereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any release or threat of release of a Contaminant or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Contaminant. The term “Contaminant” means any substance or material that is prohibited, controlled or regulated by any governmental authority, including without limitation, any contaminants, pollutants, petroleum, its derivatives, by-products or other hydrocarbons, dangerous substances or goods, asbestos, toxic or hazardous substances or materials, controlled products, wastes involving hazardous wastes and any other materials that are by their nature hazardous, either in fact or as defined in or pursuant to any Environmental Laws;

(j)
to the best of its knowledge, there are no existing claims, demands, damages, expenses, suits, proceedings, actions, negotiations, or causes of action of any nature whatsoever, whether threatened or pending, arising out of the presence on the Mineral Claims of any Contaminant, or out of any past or present activity conducted on any such property, involving any Contaminant or any violation of any Environmental Law;

(k)	it is not a non-resident for the purposes of Section 116 of the Income Tax Act (Canada);

(l)
it is in compliance with all applicable laws, statutes, bylaws, decrees, rulings, orders, judgments and regulations of each jurisdiction in which the Mineral Claims are located or in which it conducts its business;

(m)
it understands that the entire authorized capital stock of the Purchaser consists of 75,000,000 shares of common stock (“Common Stock”).  As of the date of this Agreement, there are 71,825,000 shares of the Purchaser’s Common Stock issued and outstanding and that, prior to issuance to the Vendor of the Shares component of the purchase price stated in this Agreement, the Purchaser will need to amend its Articles of Incorporation so as to increase its level of authorized shares to accommodate the issuance of the Shares component of the purchase price stated in this Agreement;

(n)
it acknowledges that the Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws;

(o)
it herein authorizes the assignment by the Purchaser of the Interest in full to the Purchaser’s wholly owned Yukon incorporated subsidiary Nantawa Resources Inc., without further approval from the Vendor; and

(p)
this Agreement has been duly authorized, executed and delivered by the Vendor and constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

2.2          Representations and Warranties of the Purchaser.  The Purchaser represents and warrants to the Vendor that:

(a)	it has a business address at the address set forth beside its name on the first page of this Agreement;

(b)	it is a corporation duly incorporated, organized and subsisting under the laws of the state of Nevada with the corporate power to own its assets and to carry on its business in the state of Nevada;

(c)
it has all necessary power and authority to own or lease its assets and carry on its business as presently carried on, to carry out its obligations herein and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

(d)
the execution, delivery and performance of this Agreement by the Purchaser, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of the Purchaser; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Purchaser’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(e)	it is in compliance with all applicable laws, statutes, bylaws, decrees, rulings, orders, judgments and regulations of each jurisdiction in which it conducts its business;

(f)
this Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought;

(g)
the entire authorized capital stock of the Purchaser consists of 75,000,000 shares of common stock with a par value of US$0.001 (the “Purchaser’s Common Stock”).  As of the date of this Agreement, there are 71,825,000 shares of the Purchaser’s Common Stock issued and outstanding. All of the issued and outstanding shares of the Purchaser’s Common Stock have been duly authorized, are validly issued, were not issued in violation of any pre-emptive rights and are fully paid and non-assessable, are not subject to pre-emptive rights and were issued in full compliance with all federal, state, and local laws, rules and regulations. There are no outstanding options, warrants, subscriptions, conversion rights, or other rights, agreements or commitments obligating the Purchaser to issue any additional shares of the Purchaser’s Common Stock, or any other securities convertible into, exchangeable for, or evidencing the right to subscribe for or acquire from the Purchaser any shares of the Purchaser’s Common Stock.  There are no agreements purporting to restrict the transfer of any of the issued and outstanding shares of the Purchaser, no voting agreements, shareholders’ agreements, voting trusts, or other arrangements restricting or affecting the voting of any of the shares of the Purchaser to which the Purchaser is a party or of which the Purchaser is aware.

(h)
the corporate records of the Purchaser, as required to be maintained by it pursuant to the laws of the State of Nevada, are accurate, complete and current in all material respects, and the minute books of the Purchaser is, in all material respects, correct and contain all material records required by the laws of the State of Nevada, in regards to all proceedings, consents, actions and meetings of the shareholders and the board of directors of the Purchaser.

(i)
the Shares will, upon issuance, have been duly and validly authorized and, when so issued in accordance with the terms of this Agreement, will be duly and validly issued, fully paid and non-assessable.

(j)
except as disclosed in the SEC Documents (hereinafter defined), to the best knowledge of the Purchaser, there is no basis for and there is no claim, charge, arbitration, grievance, action, suit, judgment, demand, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now outstanding or pending or, to the best knowledge the Purchaser threatened against or affecting the Purchaser which involves any of the business, or the properties or assets of the Purchaser that, if adversely resolved or determined, would have a material adverse effect on the Purchaser.  There is no reasonable basis for any claim or action that, based upon the likelihood of its being asserted and its success if asserted, would have a material adverse effect on the Purchaser.

(k)	to the best knowledge of the Purchaser:

(i)
The Purchaser is in compliance with, is not in default or violation in any material respect under, and has not been charged with or received any notice at any time of any material violation of any statute, law, ordinance, regulation, rule, decree or other applicable regulation to the business or operations of the Purchaser.

(ii)	the Purchaser is not subject to any judgment, order or decree entered in any lawsuit or proceeding applicable to its business and operations that would have a material adverse effect on it.

(iii)
the Purchaser has duly filed all reports and returns required to be filed by it with governmental authorities and have obtained all governmental permits and other governmental consents, except as may be required after the execution of this Agreement.  All of such permits and consents are in full force and effect, and no proceedings for the suspension or cancellation of any of them, and no investigation relating to any of them, is pending or to the best knowledge of Purchaser, threatened, and none of them will be affected in a material adverse manner by the consummation of the Transaction.

(iv)
the Purchaser has operated in material compliance with all laws, rules, statutes, ordinances, orders and regulations applicable to its business.  The Purchaser has not received any notice of any violation thereof, nor is the Purchaser aware of any valid basis therefore.

(l)
no filing or registration with, no notice to and no permit, authorization, consent, or approval of any public or governmental body or authority or other person is necessary for the consummation by the Purchaser of the transaction contemplated herein to continue to conduct its business after the Closing Date in a manner which is consistent with that in which it is presently conducted.

(m)
the Purchaser has furnished or made available to the Vendor a true and complete copy of each report, schedule and registration statement filed by the Purchaser with the SEC (collectively, and as such documents have since the time of their filing been amended, the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder applicable to such SEC Documents.  The SEC Documents constitute all of the documents and reports that the Purchaser was required to file with the SEC and the rules and regulations promulgated thereunder by the SEC.

(n)
the Purchaser is currently quoted on the OTC Bulletin Board and has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the FINRA or any trading market on which the Purchaser’s common stock is or has been listed or quoted to the effect that the Purchaser is not in compliance with the quoting, listing or maintenance requirements of the OTC Bulletin Board or such other trading market. No securities commission or other regulatory authority has issued any order preventing or suspending the trading of the Purchaser’s securities or prohibiting the issuance of the Shares to be delivered hereunder, and, to the Purchaser’s knowledge, no proceedings for such purpose are pending or threatened.

(o)
Neither the Purchaser nor any of its past or present officers or directors is the subject of any formal or informal inquiry or investigation by the SEC or FINRA.  The Purchaser currently does not have any outstanding comment letters or other correspondences from the SEC or FINRA.

2.3          Reliance and Survival.  The representations, warranties and acknowledgments set out in this section 2 have been relied on by the parties in entering into this Agreement.  All representations and warranties made herein will survive the delivery of this Agreement to the parties and the completion of the transactions contemplated hereby and notwithstanding such completion, will continue in full force and effect for the benefit of the parties to whom they are provided, as the case may be, indefinitely.

3.           Purchase and Sale

3.1          Purchase and Sale. Based on the representations and warranties contained in this Agreement, the Vendor agrees to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendor, on the Closing Date, the Interest in the Mineral Claims and in the Option, as of and from the Closing Date, free and clear of all Encumbrances other than Permitted Encumbrances and the NSR, in accordance with and subject to the terms and conditions set forth in this Agreement.

3.2          Purchase Price. The Purchase Price for the Interest in the Mineral Claims and the Option is $ payable as follows:

(a)	the sum of $1,000,000.00 payable in two equal installments as follows

(i)	$500,000.00 payable on or before the last day of the sixth month following the Closing Date; and

(ii)	$500,000.00 payable on or before one year from the Closing Date; and

(b)	the balance by way of the allotment and issuance of the Shares to the Vendor.

3.3          NSR.  The Vendor hereby reserves and the Purchaser hereby grants and agrees to pay to the Vendor an annual royalty of 3% of the Net Smelter Returns derived from mining operations on the Mineral Claims and the Dome Claim (upon the exercise of the Option) and products, mined, extracted, or derived therefrom or any part thereof, to be calculated and paid in accordance with schedule “C” hereto.

4.           Shares

4.1         Issuance. The Vendor acknowledges and agrees that the Shares are being issued pursuant to an exemption from the prospectus and registration requirements of the Securities

Act and applicable Canadian Securities laws.  As required by applicable securities law, the Vendor agrees to abide by all applicable resale restrictions and hold periods imposed by all applicable securities legislation. All certificates representing the Shares issued on Closing will be endorsed with any applicable legends pursuant to the Securities Act and applicable Canadian securities laws in order to reflect the fact that the Shares will be issued to the Vendor pursuant to an exemption from the registration requirements of the Securities Act.

4.2          Restricted Securities.  The Vendor  acknowledges that the Shares issued pursuant to the terms and conditions set forth in this Agreement will have such hold periods as are required under applicable securities laws and as a result may not be sold, transferred or otherwise disposed of, except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case only in accordance with all applicable securities laws.

4.3          Filing of 8-K.  The Purchaser acknowledges and agrees that it shall use its commercially reasonable efforts to file a “super” Form 8-K, in accordance with the rules and requirements of the United States Securities and Exchange Commission, containing Form 10 information in regards to the Purchaser’s business and the Mineral Claims.

5.           Closing.

5.1          Closing Date.  The closing shall take place on the Closing Date.

5.2          Obligations of Purchaser.  On the Closing Date, or as indicated below, the Purchaser shall deliver the following to the Vendor’s solicitor:

(a)	a Promissory Note for payment of all of monies payable by the Purchaser pursuant to Section 3.2(a);

(b)
upon the Purchaser having sufficient authorized shares of common stock to make the issuance, a share certificate representing the Shares issuable pursuant to Section 3.2(b),  and if within 6 months of the Closing Date, the Purchaser is not able to issue the Shares to the Vendor, the Vendor shall be entitled to rescind this Agreement;

(c)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Purchaser evidencing approval of this Agreement and the transaction contemplated herein; and

(d)	a certificate of an officer of the Purchaser, dated as of Closing, certifying that:

(i)	each covenant and obligation of the Purchaser has been complied with; and

(ii)	each representation, warranty and covenant of the Purchaser is true and correct at the Closing as if made on and as of the Closing.

5.3          Obligations of the Vendor.  On the Closing Date, the Vendor will deliver the following to the Purchaser’s solicitor:

(a)
an executed transfer of the Mineral Claims into the name of the Purchaser registrable with the Saskatchewan Department of Energy and Mines, such that the Purchaser, upon the registration of the transfer, will become the sole recorded, legal and beneficial owner of the Interest in the Mineral Claims, subject to the Permitted Encumbrances and the NSR. Until such time as the transfer is registered, the Vendor will hold the Interest in the Mineral Claims and all benefits derived therefrom in trust for the Purchaser;

(b)
an executed assignment of the Interest in the Option, to the Purchaser, duly executed by the optionor signifying its consent to the assignment, provided that in the event the optionor refuses or neglects to execute and deliver such an assignment within 6 months of the Closing Date, despite the best efforts of the Vendor to obtain such assignment, the Vendor shall not be required to obtain such an assignment.  Until such assignment is executed and delivered, the Vendor shall hold the Interest in the Option and all benefits derived therefrom in trust for the Purchaser;

(c)	copies of all resolutions and/or consent actions adopted by or on behalf of the board of directors of the Vendor evidencing approval of this Agreement and the transaction contemplated herein;

(d)	a certificate of an officer of the Vendor, dated as of Closing, certifying that:

(i)	each covenant and obligation of the Vendor has been complied with; and

(ii)	each representation, warranty and covenant of the Vendor is true and correct at the Closing as if made on and as of the Closing; and

(e)	the Certificate required by section 6.1(d).

6.           Closing Conditions

6. 1         Conditions of the Purchaser. The obligation of the Purchaser to complete the purchase contemplated by this Agreement is subject to the fulfillment of the following conditions:

(a)
The representations and warranties of the Vendor contained in this Agreement being true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date (unless otherwise agreed or consented to in writing by the Purchaser); and

(b)
All of the covenants and obligations of the Vendor to be performed or observed on or before the Closing Date pursuant to this Agreement having been duly performed or observed (unless otherwise agreed or consented to in writing by the Purchaser);

(c)	will have received evidence satisfactory to the Purchaser that the Shares issuable in the transaction will be issuable:

(i)	without registration pursuant to the Securities Act in reliance on a safe harbor from the registration requirements of the Securities Act; and

(ii)	in reliance upon an exemption from the prospectus and registration requirements of the Canadian securities laws.

(d)
In order to establish the availability of the safe harbor from the registration requirements of the Securities Act and the prospectus and registration requirements of the Canadian securities laws for the issuance of the Shares, the Vendor will deliver to the Purchaser on Closing and prior to the issuance of the Shares, a Regulation S Certificate, duly executed by the Vendor.

The foregoing conditions are for the benefit of the Purchaser only and accordingly the Purchaser will be entitled to waive compliance with any such conditions if it sees fit to do so, without prejudice to its rights and remedies at law and in equity and also without prejudice to any of its rights of termination in the event of non-performance of any other conditions in whole or in part.

6.2          Conditions of the Vendor.  The obligation of the Vendor to complete the sale contemplated by this Agreement is subject to the fulfillment of each of the following conditions:

(a)
The representations and warranties of the Purchaser contained in this Agreement being true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; (unless otherwise agreed or consented to in writing by the Vendor); and

(b)
All of the covenants and obligations of the Purchaser to be performed or observed on or before the Closing Date pursuant to this Agreement having been duly performed or observed (unless otherwise agreed or consented to in writing by the Vendor);

The foregoing conditions are for the benefit of the Vendor only and accordingly the Vendor will be entitled to waive compliance with any such conditions if it sees fit to do so, without prejudice to its rights and remedies at law and in equity and also without prejudice to any of its rights of termination in the event of non-performance of any other conditions in whole or in part.

6.3          Mutual Conditions. The obligations of the parties to complete the transactions contemplated by this Agreement are subject to:

(a)	Each party having received necessary approvals of the transactions contemplated by this Agreement; and

(b)
The parties executing and delivering, by the Closing Date, an agreement providing an option to the Purchaser to purchase from the Vendor, the Vendor’s remaining 35% interest in the Mineral Claims and the Option, on terms and conditions agreeable to the parties.

The foregoing conditions are for the benefit of the Purchaser and the Vendor and can only be waived by both parties.

7.           Notices and Payments

7.1         Notice.  Any demand, notice or other communication (a “Communication”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery or facsimile addressed to the recipient at the addresses or facsimile numbers of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by any party to the other.  Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, and if made or given by facsimile, on the day, other than a day which is not a Business Day, following the day it was sent.

7.2         Payments and Obligations. Payments hereunder shall be made addressed to the recipient at the addresses of the recipient parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by the recipient party in accordance with section 7.1.  If any payment or other obligation herein becomes due on a day that is not a Business Day, such payment or obligation shall be made or satisfied on the next succeeding Business Day.

8.           General Provisions

8.1         Entire Agreement.  This Agreement, including the Schedules hereto, constitutes the entire agreement among the parties party pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein. Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless it is in writing and executed by each of the parties.

8.2         Assignment of Agreement.  Neither party may assign this Agreement without the prior written consent of the other party, which consent may not be unreasonably withheld, with the exception that the Purchaser may assign this Agreement to a wholly owned subsidiary without any such consent.

8.3         Legal and Other Fees and Expenses. Unless otherwise specifically provided herein, the parties will pay their respective legal, accounting and other professional fees and expenses incurred by each of them in connection with the negotiation and settlement of this Agreement, the completion of the transactions contemplated by this Agreement and other matters pertaining hereto.

8.4         Waiver.  The failure of a party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

8.5         Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

8.6         Further Assurances.  The parties hereto shall from time to time at the request of any of the other parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

8.7         Time.  Time shall be of the essence of this Agreement.

8.8         Amendment.  This Agreement may be amended or varied only by agreement in writing signed by each of the parties.

8.9         Governing Law and Attornment.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Saskatchewan and the federal laws of Canada applicable therein and, the parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Saskatchewan sitting in the City of Regina.

8.10         Counterparts.  This Agreement may be executed by facsimile and in as many counterparts as are necessary. All counterparts together shall constitute one agreement.

THE PARTIES, intending to be contractually bound, have entered into this Agreement as of the date set out on the first page.

GUINNESS EXPLORATION, INC. By:

/s/ Alastair Brown
Alastair Brown

EAGLE TRAIL PROPERTIES INC.
By:

/s/ Curtis Sim
Curtis Sim

Mineral Claim Purchase and
Sale Agreement -  SCHEDULE “A”
(Same Schedule as used for Schedule A of Mineral Claim Option Agreement)

Schedule A: Claim list for Mount Nansen property and Tawa property.

Claim	Claim Owner	Grant Number	Expiry Date	Area (Ha)	Comments
ROSE	Eagle Trail Properties Inc.	04241	09/10/2019	20.42	Lease
GOLDEN EAGLE	Eagle Trail Properties Inc.	04278	09/10/2019	20.96	Lease
WAR EAGLE	Eagle Trail Properties Inc.	04279	09/10/2019	20.77	Lease
SHAMROCK	Eagle Trail Properties Inc.	04354	09/10/2019	20.73	Lease
SPOT	Eagle Trail Properties Inc.	04361	09/10/2019	19.92	Lease
ARLEP	Eagle Trail Properties Inc.	04368	09/10/2019	14.48	Lease
PHYLLIS	Eagle Trail Properties Inc.	04369	09/10/2019	20.26	Lease
RUB	Eagle Trail Properties Inc.	55633	09/10/2019	1.84	Lease
PUB	Eagle Trail Properties Inc.	55663	09/10/2019	1.93	Lease
SUN DOG	Eagle Trail Properties Inc.	55665	09/10/2019	3.20	Lease
CUB	Eagle Trail Properties Inc.	55666	09/10/2019	1.29	Lease
JAM	Eagle Trail Properties Inc.	55890	09/10/2019	11.64	Lease
PAM	Eagle Trail Properties Inc.	55892	09/10/2019	2.64	Lease
DOME 1	Eagle Trail Properties Inc.	73537	06/02/2014	15.10	-
DOME 2	Eagle Trail Properties Inc.	73538	06/02/2014	15.51	-
DOME 3	Eagle Trail Properties Inc.	73539	06/02/2014	17.29	-
DOME 4	Eagle Trail Properties Inc.	73540	06/02/2014	17.98	-
DOME 6	Eagle Trail Properties Inc.	73542	06/02/2014	17.32	-
DOME 7	Eagle Trail Properties Inc.	73543	06/02/2014	25.34	-
DOME 8	Eagle Trail Properties Inc.	73694	06/02/2014	12.47	-
DOME 14	Eagle Trail Properties Inc.	73700	06/02/2014	21.07	-
DOME 16	Eagle Trail Properties Inc.	73702	06/02/2014	20.61	-
DOME 17	Eagle Trail Properties Inc.	73703	06/02/2014	18.41	-
DOME 18	Eagle Trail Properties Inc.	73704	06/02/2014	18.56	-
DOME 19	Eagle Trail Properties Inc.	73705	06/02/2014	16.73	-
DOME 20	Eagle Trail Properties Inc.	73706	06/02/2014	13.42	-
JOANNE 1	Eagle Trail Properties Inc.	74283	06/02/2014	19.79	-
JOANNE 2	Eagle Trail Properties Inc.	74284	06/02/2014	19.51	-
JOANNE 3	Eagle Trail Properties Inc.	74285	06/02/2014	20.36	-
JOANNE 4	Eagle Trail Properties Inc.	74286	06/02/2014	14.78	-
JOANNE 5	Eagle Trail Properties Inc.	74287	06/02/2014	19.83	-
JOANNE 6	Eagle Trail Properties Inc.	74288	06/02/2014	19.69	-
DOME 25	Eagle Trail Properties Inc.	77746	06/02/2014	15.19	-
DOME 26	Eagle Trail Properties Inc.	77747	06/02/2014	22.54	-
DOME 27	Eagle Trail Properties Inc.	77748	06/02/2014	20.32	-
DOME 28	Eagle Trail Properties Inc.	77749	06/02/2014	21.74	-
DOME 33	Eagle Trail Properties Inc.	77754	06/02/2014	25.50	-
DOME 34	Eagle Trail Properties Inc.	77755	06/02/2014	23.29	-

DOME 35	Eagle Trail Properties Inc.	77756	06/02/2014	22.39	-
DOME 36	Eagle Trail Properties Inc.	77757	06/02/2014	23.97	-
DOME 37	Eagle Trail Properties Inc.	77758	06/02/2014	14.23	-
DOME 38	Eagle Trail Properties Inc.	77759	06/02/2014	18.48	-
DOME 39	Eagle Trail Properties Inc.	77760	06/02/2014	14.95	-
DOME 40	Eagle Trail Properties Inc.	77761	06/02/2014	20.51	-
DOME 41	Eagle Trail Properties Inc.	77762	06/02/2014	20.76	-
DOME 42	Eagle Trail Properties Inc.	77763	06/02/2014	19.93	-
DOME 43	Eagle Trail Properties Inc.	77764	06/02/2014	20.47	-
DOME 49	Eagle Trail Properties Inc.	77770	06/02/2014	8.18	-
DOME 50	Eagle Trail Properties Inc.	77771	06/02/2014	18.83	-
DOME 51	Eagle Trail Properties Inc.	77772	06/02/2014	19.05	-
DOME 52	Eagle Trail Properties Inc.	77773	06/02/2014	21.85	-
DOME 53	Eagle Trail Properties Inc.	77774	06/02/2014	22.80	-
DOME 54	Eagle Trail Properties Inc.	77775	06/02/2014	14.69	-
DOME 55	Eagle Trail Properties Inc.	77776	06/02/2014	13.09	-
DOME 56	Eagle Trail Properties Inc.	77777	06/02/2014	13.35	-
DOME 57	Eagle Trail Properties Inc.	77778	06/02/2014	20.47	-
DOME 58	Eagle Trail Properties Inc.	77779	06/02/2014	19.41	-
DOME 60	Eagle Trail Properties Inc.	77781	06/02/2014	20.06	-
DOME 61	Eagle Trail Properties Inc.	77782	06/02/2014	18.91	-
DOME 63	Eagle Trail Properties Inc.	77784	06/02/2014	22.51	-
DOME 64	Eagle Trail Properties Inc.	77785	06/02/2014	22.88	-
DOME 65	Eagle Trail Properties Inc.	77786	06/02/2014	20.66	-
DOME 66	Eagle Trail Properties Inc.	77787	06/02/2014	21.18	-
DOME 78	Eagle Trail Properties Inc.	81842	06/02/2014	25.41	-
DOME 79	Eagle Trail Properties Inc.	81843	06/02/2014	24.10	-
DOME 80	Eagle Trail Properties Inc.	81844	06/02/2014	24.20	-
DOME 81	Eagle Trail Properties Inc.	81845	06/02/2014	22.52	-
DOME 82	Eagle Trail Properties Inc.	81846	06/02/2014	23.26	-
DOME 83	Eagle Trail Properties Inc.	81847	06/02/2014	18.72	-
DOME 84	Eagle Trail Properties Inc.	81848	06/02/2014	19.37	-
DOME 86	Eagle Trail Properties Inc.	81850	06/02/2014	20.76	-
HIW 9	Eagle Trail Properties Inc.	YA23835	06/02/2014	19.44	-
HIW 10	Eagle Trail Properties Inc.	YA23836	06/02/2014	20.83	Fractions
HIW 11	Eagle Trail Properties Inc.	YA23837	06/02/2014	21.55	Fractions
HIW 12	Eagle Trail Properties Inc.	YA23838	06/02/2014	19.93	Fractions
HIW 13	Eagle Trail Properties Inc.	YA23839	06/02/2014	20.72	-
HIW 14	Eagle Trail Properties Inc.	YA23840	06/02/2014	19.55	-
HIW 15	Eagle Trail Properties Inc.	YA23841	06/02/2014	20.15	-
HIW 16	Eagle Trail Properties Inc.	YA23842	06/02/2014	19.86	-
HIW 17	Eagle Trail Properties Inc.	YA23843	06/02/2014	19.92	-
HIW 1	Eagle Trail Properties Inc.	YA24813	06/02/2014	4.74	Fractions
HIW 2	Eagle Trail Properties Inc.	YA24814	06/02/2014	5.15	Fractions
HIW 7	Eagle Trail Properties Inc.	YA24819	06/02/2014	3.01	Fractions
DD 1	Eagle Trail Properties Inc.	YA59596	06/02/2014	20.62	-

DD 2	Eagle Trail Properties Inc.	YA59597	06/02/2014	22.35	-
DD 15	Eagle Trail Properties Inc.	YA59610	06/02/2014	19.20	-
DD 16	Eagle Trail Properties Inc.	YA59611	06/02/2014	19.21	-
DD 17	Eagle Trail Properties Inc.	YA59612	06/02/2014	19.37	-
DD 18	Eagle Trail Properties Inc.	YA59613	06/02/2014	19.85	-
DD 19	Eagle Trail Properties Inc.	YA59614	06/02/2014	20.17	-
DD 20	Eagle Trail Properties Inc.	YA59615	06/02/2014	19.90	-
DD 21	Eagle Trail Properties Inc.	YA59616	06/02/2014	19.64	-
DD 22	Eagle Trail Properties Inc.	YA59617	06/02/2014	19.17	-
DD 23	Eagle Trail Properties Inc.	YA59618	06/02/2014	18.69	-
DD 24	Eagle Trail Properties Inc.	YA59619	06/02/2014	18.30	-
DD 25	Eagle Trail Properties Inc.	YA59620	06/02/2014	18.18	-
DD 26	Eagle Trail Properties Inc.	YA59621	06/02/2014	17.65	-
DD 27	Eagle Trail Properties Inc.	YA59622	06/02/2014	19.49	-
DD 28	Eagle Trail Properties Inc.	YA59623	06/02/2014	18.71	-
TBR 1	Eagle Trail Properties Inc.	YA86690	06/02/2014	8.92	-
TBR 2	Eagle Trail Properties Inc.	YA86691	06/02/2014	20.16	-
TBR 3	Eagle Trail Properties Inc.	YA86692	06/02/2014	20.03	-
TBR 4	Eagle Trail Properties Inc.	YA86693	06/02/2014	20.84	-
TBR 5	Eagle Trail Properties Inc.	YA86694	06/02/2014	18.34	-
TBR 6	Eagle Trail Properties Inc.	YA86695	06/02/2014	20.92	-
TBR 7	Eagle Trail Properties Inc.	YA86696	06/02/2014	15.96	-
TBR 8	Eagle Trail Properties Inc.	YA86697	06/02/2014	21.79	-
ONT 38	Eagle Trail Properties Inc.	YA87204	06/02/2014	20.26	-
ONT 40	Eagle Trail Properties Inc.	YA87206	06/02/2014	18.34	-
ONT 42	Eagle Trail Properties Inc.	YA87208	06/02/2014	5.73	-
EEK 1	Eagle Trail Properties Inc.	YA87210	06/02/2014	21.07	-
EEK 2	Eagle Trail Properties Inc.	YA87211	06/02/2014	20.08	-
EEK 3	Eagle Trail Properties Inc.	YA87212	06/02/2014	20.70	-
EEK 4	Eagle Trail Properties Inc.	YA87213	06/02/2014	20.68	-
EEK 5	Eagle Trail Properties Inc.	YA87214	06/02/2014	20.80	-
EEK 6	Eagle Trail Properties Inc.	YA87215	06/02/2014	19.58	-
EEK 7	Eagle Trail Properties Inc.	YA87216	06/02/2014	19.97	-
EEK 8	Eagle Trail Properties Inc.	YA87217	06/02/2014	21.91	-
EEK 9	Eagle Trail Properties Inc.	YA87218	06/02/2014	22.64	-
EEK 14	Eagle Trail Properties Inc.	YA87223	06/02/2014	21.36	-
EEK 15	Eagle Trail Properties Inc.	YA87224	06/02/2014	21.22	-
EEK 16	Eagle Trail Properties Inc.	YA87225	06/02/2014	21.76	-
EEK 17	Eagle Trail Properties Inc.	YA87226	06/02/2014	20.01	-
EEK 18	Eagle Trail Properties Inc.	YA87227	06/02/2014	20.74	-
ONT 44	Eagle Trail Properties Inc.	YA92655	06/02/2014	16.80	-
ONT 45	Eagle Trail Properties Inc.	YA92656	06/02/2014	12.91	-
ONT 46	Eagle Trail Properties Inc.	YA92657	06/02/2014	18.48	-
ONT 47	Eagle Trail Properties Inc.	YA92658	06/02/2014	14.41	-
TAWA 25	Eagle Trail Properties Inc.	YA95051	03/01/2010	4.33	Fractions
TAWA 26	Eagle Trail Properties Inc.	YA95052	03/01/2010	5.95	Fractions

TAWA 27	Eagle Trail Properties Inc.	YA95151	03/01/2010	17.11	-
TAWA 28	Eagle Trail Properties Inc.	YA95152	03/01/2010	22.34	-
TAWA 29	Eagle Trail Properties Inc.	YA95153	03/01/2010	16.14	-
TAWA 30	Eagle Trail Properties Inc.	YA95154	03/01/2010	20.77	-
TAWA 31	Eagle Trail Properties Inc.	YA95155	03/01/2010	23.90	-
TAWA 32	Eagle Trail Properties Inc.	YA95156	03/01/2010	21.36	-
TAWA 33	Eagle Trail Properties Inc.	YA95157	03/01/2010	12.16	-
TAWA 34	Eagle Trail Properties Inc.	YA95158	03/01/2010	18.45	-
TAWA 47	Eagle Trail Properties Inc.	YA95163	03/01/2010	7.01	-
TAWA 48	Eagle Trail Properties Inc.	YA95164	03/01/2010	8.00	-
TAWA 49	Eagle Trail Properties Inc.	YA95165	03/01/2010	21.93	-
TAWA 50	Eagle Trail Properties Inc.	YA95166	03/01/2010	23.59	-
TAWA 51	Eagle Trail Properties Inc.	YA95167	03/01/2010	23.22	-
TAWA 52	Eagle Trail Properties Inc.	YA95168	03/01/2010	23.93	-
TAWA 53	Eagle Trail Properties Inc.	YA95169	03/01/2010	15.03	-
TAWA 54	Eagle Trail Properties Inc.	YA95170	03/01/2010	22.93	-
TAWA 55	Eagle Trail Properties Inc.	YA95171	03/01/2010	5.90	-
TAWA 56	Eagle Trail Properties Inc.	YA95172	03/01/2010	13.37	-
TAWA 57	Eagle Trail Properties Inc.	YA95173	03/01/2010	14.12	-
TAWA 58	Eagle Trail Properties Inc.	YA95174	03/01/2010	16.15	-
TAWA 59	Eagle Trail Properties Inc.	YA95175	03/01/2010	13.35	-
TAWA 60	Eagle Trail Properties Inc.	YA95176	03/01/2010	16.19	-
TAWA 61	Eagle Trail Properties Inc.	YA95177	03/01/2010	12.44	-
TAWA 62	Eagle Trail Properties Inc.	YA95178	03/01/2010	11.28	-
TAWA 63	Eagle Trail Properties Inc.	YA95179	03/01/2010	8.41	-
TAWA 64	Eagle Trail Properties Inc.	YA95301	03/01/2010	18.96	-
TAWA 65	Eagle Trail Properties Inc.	YA95302	03/01/2010	15.20	-
TAWA 66	Eagle Trail Properties Inc.	YA95303	03/01/2010	21.82	-
TAWA 67	Eagle Trail Properties Inc.	YA95304	03/01/2010	22.03	-
TAWA 68	Eagle Trail Properties Inc.	YA95305	03/01/2010	20.61	-
TAWA 69	Eagle Trail Properties Inc.	YA95306	03/01/2010	19.68	-
TAWA 70	Eagle Trail Properties Inc.	YA95307	03/01/2010	19.61	-
TAWA 71	Eagle Trail Properties Inc.	YA95308	03/01/2010	18.94	-
TAWA 72	Eagle Trail Properties Inc.	YB06963	03/01/2010	19.15	-
TAWA 73	Eagle Trail Properties Inc.	YB06964	03/01/2010	18.69	-
TAWA 74	Eagle Trail Properties Inc.	YB06965	03/01/2010	19.02	-
TAWA 75	Eagle Trail Properties Inc.	YB06966	03/01/2010	18.61	-
TAWA 83	Eagle Trail Properties Inc.	YB06971	03/01/2010	19.28	-
TAWA 84	Eagle Trail Properties Inc.	YB06972	03/01/2010	6.48	-
TAWA 85	Eagle Trail Properties Inc.	YB06973	03/01/2010	20.10	-
TAWA 86	Eagle Trail Properties Inc.	YB06974	03/01/2010	21.08	-
TAWA 87	Eagle Trail Properties Inc.	YB06975	03/01/2010	19.83	-
TAWA 88	Eagle Trail Properties Inc.	YB06976	03/01/2010	20.96	-
TAWA 89	Eagle Trail Properties Inc.	YB06977	03/01/2010	19.91	-
TAWA 90	Eagle Trail Properties Inc.	YB06978	03/01/2010	20.97	-
Total				3136.43

Mineral Claim Purchase and
Sale Agreement -  SCHEDULE “B”

MINERAL CLAIM OPTION AGREEMENT

THIS AGREEMENT made as of November 19, 2009

BETWEEN:                            EAGLE TRAIL PROPERTIES INC.
a Saskatchewan company having a registered and records office at
1140 Rose Street, Regina Saskatchewan, S4R 1Z6  Canada

(the “Optionor”)

AND:

GUINNESS EXPLORATION, INC.
a Nevada state company having an office at
1312 North Monroe Street,
Spokane, Washington, 99201, USA

(the “Optionee”)

WHEREAS:

A.       The Optionor is the legal and beneficial owner of 203 full or fractional mineral claims/leases with a total area of 3,136.43 hectares located in the Mt. Nanson area of the Whitehorse Mining District of the Yukon Territory, Canada, the particulars of which are set out in Schedule “A” hereto (the “Mineral Claims”).

B.       Pursuant to an Option Agreement dated November 7, 2008 (the “Dome Option”) between the Optionor as optionee and Pricewaterhousecoopers Inc. as optionor, the Optionor has the option to purchase the mineral claim identified as Dome 12:73698 located in the Mt. Nanson area of the Whitehorse Mining District of the Yukon Territory for the sum of $25,000.00 (the “Dome Claim").

C.       Pursuant to a Mineral Claims Purchase and Sale Agreement of even date (the “Purchase and Sale Agreement”), the Optionee purchased from the Optionor, a 65% undivided interest in and to the Mineral Claims and the Option, subject to an NSR reserved by the Optionor.

D.       The Optionor has agreed to grant to the Optionee an option to purchase the Optionor’s remaining 35% undivided interest in the Mineral Claims and in the Dome Option, on the terms and conditions contained herein.

WHEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Interpretation

1.1         Definitions. In this Agreement, unless the context otherwise requires:

(a)
“Acts” means all legislation, as amended from time to time, of the jurisdiction in which the Mineral Claims and Dome Claim are located, applicable to the claims, including title to, and Mining Operations on, such claims.

(b)	“Affiliate” has the meaning set out in the Business Corporations Act (Saskatchewan), as amended from time to time.

(c)	“Agreement” means this agreement, including the recitals and the Schedules, all as amended, supplemented or restated from time to time.

(d)	“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Saskatchewan.

(e)	“Effective Date” means the date of the completion of the Closing of the Purchase and Sale Agreement.

(f)	“Encumbrances” means security interests, liens, royalties, charges, mortgages, pledges and encumbrances of any nature or kind whatsoever, whether written or oral, or direct or indirect.

(g)
“Expenditures” means all costs, expenses and charges, directly related to the Mining Operations, incurred by the Optionor pursuant to Section 3.3 herein, which costs, expenses and charges shall be determined in accordance with Canadian generally accepted accounting principles in incurred in accordance with the recommendations in the Report.

(h)
“Government or Regulatory Authority” means any federal, provincial, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality and that have lawful authority to regulate or administer or govern an business or property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing and any stock exchange on which shares of a party are listed for trading.

(i)	“Joint Exploration Committee” means the committee formed by the parties hereto to determine the nature and extent of the Mining Operations during the Option Period.

(j)
“Mining Operations” means every kind of work done on or in respect of the Mineral Claims and the Dome Claim or the minerals, derived from the Mineral Claims or the Dome Claim during the Option Period by or under the direction of the Optionee pursuant to Section 3.2 of this Agreement, including, without limiting the generality of the foregoing, the work of assessment, geophysical, geochemical and geological surveys, studies and mapping, investigating, drilling, designing, examining, equipping, improving, surveying, shaft-sinking, raising, cross-cutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and metals, surveying and bringing any mining claims to lease or patent, reclaiming and all other work usually considered to be prospecting, exploration, development, mining and reclamation work; in paying wages and salaries of workers engaged in the work and in supplying food, lodging, transportation and other reasonable needs of the workers; in paying assessments or premiums for workers' compensation insurance, contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to those workers; in paying rentals, licence renewal fees, taxes and other governmental charges required to keep the Mineral Claims and the Dome Claim in good standing; in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing them; mining, milling, concentrating rehabilitation, reclamation, and environmental protections and in the management of any work which may be done on the Mineral Claims or the Dome Claim or in any other respect necessary for the due carrying out of the prospecting, exploration and development work.

(k)	“NSR” has the meaning set out in the Purchase and Sale Agreement.

(l)	“Option” has the meaning set out in Section 3.1 of this Agreement.

(m)	“Optioned Interest” means the Vendor’s undivided 35% legal and beneficial interest in the Mineral Claims and the Dome Option, subject to the NSR and the Permitted Encumbrances.

(n)
“Option Period” means the period commencing on the Effective Date and ending on November 30, 2011 unless terminated earlier by the exercise of the Option by the Optionee or the lapse or termination of the Option.

(o)	“Permitted Encumbrances” means

(i)
easements, rights of way, servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of way and servitudes for railways, sewers, drains, gas and oil pipelines, gas and water mains, electrical light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

(ii)
the right reserved to or vested in any government or other public authority by the terms of any or by any statutory provision, to terminate, revoke or forfeit any of the lease or mining claims or to require annual or other periodic payments as a condition of the continuance thereof;

(iii)
rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate in any manner, and all applicable laws, rules and orders of any governmental authority; and

(iv)	the reservations, limitations, provisos and conditions in any original grants from the Crown or interests therein and statutory exceptions to title.

(p)	“Property” means the Mineral Claims and the Dome Option to purchase the Dome Claim.

(q)	“Purchase and Sale Agreement” has the meaning set out in the recitals section of this Agreement.

(r)	“Report” means the National Instrument 43-101 Report on the Mount Nansen Property and the Tawa Property prepared by Robert S. Middleton, P.Eng and dated September 21, 2009.

1.2          Headings.  The division of this Agreement into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.  The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular Article, section or other portion hereof and includes any variation or amendment hereto from time to time and any agreement supplemental hereto.  Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3          Legislation.  Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.4          Extended Meanings.  In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations. All references to mineral claims shall include map designated units.

1.5          Currency.  All references to currency herein are to lawful money of Canada, unless otherwise specified.

1.6          Non-Merger. The provisions contained in this Agreement shall survive the Effective Date and the completion of the transactions contemplated by this Agreement and shall not merge in any conveyance, transfer, assignment, novation agreement or other document or instrument delivered pursuant hereto or in connection herewith.

1.7          Construction Clause. This Agreement has been negotiated and approved by counsel on behalf of all parties hereto and, notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty will not be construed against any party hereto by reason of the authorship of any of the provisions hereof.

1.8          No partnership. Nothing contained in this Agreement shall be construed as creating a partnership of any kind or as imposing on any party any partnership duty, obligation or liability to any other party.

2.           Representations and Warranties

2.1         Representations and Warranties of the Optionor.  The Optionor represents and warrants to the Optionee that:

(a)	it has a business address at the address set forth beside its name on the first page of this Agreement;

(b)	it is a corporation duly subsisting under the laws of Saskatchewan with the corporate power to own its assets and to carry on its business in the jurisdiction in which the Property is located;

(c)
it has good and sufficient authority to enter into and deliver this Agreement and to transfer the legal and beneficial title in the Optioned Interest to the Optionee in accordance with this Agreement (subject to the consent of the optionor under the Dome of Option);

(d)
there is no contract, option or any other right of another binding upon the Optionor to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Property or any portion thereof or interest therein other than pursuant to the provisions of the Purchase and Sale Agreement and this Agreement;

(e)
the execution, delivery and performance of this Agreement by the Optionor, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of the Optionor; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Optionor’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound;

(f)	it is the legal and beneficial owner of an undivided 35% of the right, title and interest in and to the Property, free and clear of all Encumbrances except for the NSR;

(g)
the Mineral Claims are properly and accurately described in Schedule A” hereto and are in good standing under the laws of the jurisdiction in which they are located up to and including at least the expiry dates set forth in Schedule “A”;

(h)	the terms of the Dome Option are attached as Schedule “D” hereto and has not been exercised or amended, altered or varied in any way;

(i)
to the best of its knowledge, the Mineral Claims and the Dome Claim are in compliance in all material respects with all Environmental Laws (as defined below), and there are, to the best of its knowledge, no facts which could give rise to a notice of non-compliance with any Environmental Laws. The term “Environmental Laws” means all applicable laws, rules, regulations, orders, policies, guidelines, notices, approvals and permits relating to environmental or occupational health and safety matters, in effect as at the date hereof, including, without limitation, those pertaining to reporting, licensing, permitting, investigation, remediation and clean-up in connection with any release or threat of release of a Contaminant or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling and the like of a Contaminant. The term “Contaminant” means any substance or material that is prohibited, controlled or regulated by any governmental authority, including without limitation, any contaminants, pollutants, petroleum, its derivatives, by-products or other hydrocarbons, dangerous substances or goods, asbestos, toxic or hazardous substances or materials, controlled products, wastes involving hazardous wastes and any other materials that are by their nature hazardous, either in fact or as defined in or pursuant to any Environmental Laws;

(k)
to the best of its knowledge, there are no existing claims, demands, damages, expenses, suits, proceedings, actions, negotiations, or causes of action of any nature whatsoever, whether threatened or pending, arising out of the presence on the Mineral Claims or the Dome Claim of any Contaminant, or out of any past or present activity conducted on any such property, involving any Contaminant or any violation of any Environmental Law;

(l)	it is not a non-resident for the purposes of Section 116 of the Income Tax Act (Canada);

(m)
it is in compliance with all applicable laws, statutes, bylaws, decrees, rulings, orders, judgments and regulations of each jurisdiction in which the Mineral Claims and the Dome Claim are located or in which it conducts its business; and

(n)
this Agreement has been duly authorized, executed and delivered by the Optionor and constitutes a valid and binding obligation of the Optionor enforceable against the Optionor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

2.2          Representations and Warranties of the Optionee.  The Optionee represents and warrants to the Optionor that:

(a)	it has a business address at the address set forth beside its name on the first page of this Agreement.

(b)
it is a corporation duly incorporated, organized and subsisting under the laws of the state of Nevada with the corporate power to own its assets and to carry on its business in the jurisdiction in which the Mineral Claims and the Dome Claim are located;

(c)
it has all necessary power and authority to own or lease its assets and carry on its business as presently carried on, to carry out its obligations herein and to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

(d)
the execution, delivery and performance of this Agreement by the Optionee, and the consummation of the transactions herein contemplated will not (i) violate or conflict with any term or provision of any of the articles, by-laws or other constating documents of the Optionee; (ii) violate or conflict with any term or provision of any order of any court, Government or Regulatory Authority or any law or regulation of any jurisdiction in which the Optionee’s business is carried on; or (iii) conflict with, accelerate the performance required by or result in the breach of any agreement to which it is a party or by which it is currently bound; and

(e)
this Agreement has been duly authorized, executed and delivered by the Optionee and constitutes a valid and binding obligation of the Optionee enforceable against the Optionee in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and except as limited by the application of equitable principles when equitable remedies are sought.

2.3          Reliance and Survival.  The representations, warranties and acknowledgements set out in this Section 2 have been relied on by the parties in entering into this Agreement.  All representations and warranties made herein will survive the delivery of this Agreement to the parties and the completion of the transactions contemplated hereby and, notwithstanding such completion, will continue in full force and effect for the benefit of the parties to whom they are provided, as the case may be, indefinitely.

3.           Grant of Option

3.1         Grant of Option. The Optionor grants to the Optionee an exclusive option (the “Option”) with respect to the Property, for the period commencing on the Effective Date and expiring on October 31, 2011, to earn the Optioned Interest.  This right may be exercised in the manner referred to in Section 5.1.

3.2         Working Right.   During the Option Period, the parties shall form the Joint Exploration Committee by each appointing two persons.  Subject to the decisions of the  Joint Exploration Committee,  the Optionee shall have the sole and exclusive working right to enter on and conduct the Mining Operations on the Mineral Claims and the Dome Claim as the Joint Exploration Committee in its sole discretion may decide with full power and authority to the Optionee, its servants, agents, workers or contractors, to carry on Mining Operations in searching for minerals in such manner as the Joint Exploration Committee in its discretion may determine, including the right to erect, bring and install on the Mineral Claims and Dome Claim all buildings, plant, machinery, equipment, tools, appliances or supplies as the Joint Exploration Committee shall deem necessary and proper and the right to remove therefrom reasonable quantities of rocks, ores and minerals and to transport them for the purposes of sampling, metallurgical testing and assaying. The Optionee shall conduct all Mining Operations in a careful and miner-like manner and in compliance in all material respects with all Acts, regulations, by-laws, orders and judgments and all applicable directives, rules, consents, permits, orders guidelines and policies of any Government or Regulatory Authority with jurisdiction over the Mineral Claims and the Dome Claim.

3.3         Maintenance of Option.  In order to maintain in force the Option granted to it, and to exercise the Option, the Optionee shall:

(a)	within 60 days of the Effective Date, pay to the Optionor the sum of $1,000.00 by way of certified cheque or bank draft;

(b)	unless this Agreement is terminated in accordance with Section 6.3, incur the following Expenditures:

(i)	Expenditures of at least $1,000,000 on or before October 31, 2010; and

(ii)	Expenditures of at least $1,000,000 on or before October 31, 2011; and

(c)
from and after the Effective Date, keep the Mineral Claims and the Dome Claim in good standing by paying all taxes, assessments and other charges and by doing all other acts and things that may be necessary in that regard. The Optionee shall transmit promptly to the Optionor any notices pertaining to the taxes, assessments and other charges.

3.4         Mandatory Expenditures. Unless this Agreement is terminated in accordance with Section 6.3, the Optionee shall incur the Expenditures described in Section 3.3(b) and (c) of this Agreement.

4.           Agency

4.1         Agency.  Subject to and in accordance with this Agreement the Optionor hereby irrevocably appoints the Optionee to conduct the Mining Operations contemplated by this Agreement as agent for the Optionor.

5.           Exercise of Option

5.1         Exercise of Option.  If the Optionee has, on or before October 31, 2011, made the payments, incurred the Expenditures and otherwise complied with the provisions of Section 3.3, the Optionee shall have the right, by giving written notice to the Optionor on or before November 30, 2011, to become the owner of the Optioned Interest provided that if the Optionor is unable, despite its best efforts, to obtain the consent of the optionor to the assignment under the Dome Option, the Optionor shall not be required to assign the Optioned Interest in the Dome Option to the Optionee but rather shall hold the Optioned Interest in the Dome Option and all benefits derived therefrom, in trust for the Optionee until title in the Dome Option can be registered in the name of the Optionee.

6.           Termination

6.1         Termination. The Optionor may terminate the Option effective upon giving notice of such termination if the Optionee is in default in any material respect of Section 3.3 or 3.4 and either fails to cure such default within 30 days of receiving notice from the Optionor specifying the particulars of such default or, where curing the default may take more than 30 days, fails to take diligent action to cure such default as expeditiously as possible.

6.2         Surrender of Rights.  The Optionee may during the Option Period give the Optionor written notice of its intention to surrender all of its rights hereunder, whereupon the Option shall terminate and working right herein shall lapse and all Expenditures paid by the Optionee shall be forfeited.

7.           Force Majeure

7.1         Force Majeure.  Notwithstanding anything contained in this Agreement to the contrary, if any party is prevented from or delayed in performing any obligation under this Agreement and failure is occasioned by any cause beyond its reasonable control, excluding only lack of finances then, subject to Section 7.2, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of the total period.

7.2         Notice.   Any party claiming suspension of its obligations shall promptly notify the other party to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the notice in so far as it is reasonably able so to do and as soon as possible; provided, that the terms of settlement of any labour disturbance or dispute, strike or lock-out shall be wholly in the discretion of the party claiming suspension of its obligations by reason thereof; and that party shall not be required to accede to the demands of its opponents in any labour disturbance or dispute, strike or lock-out solely to remedy or remove the force majeure thereby constituted.

8.           Notices and Payments

8.1         Notice.  Any demand, notice or other communication (a “Communication”) to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery or facsimile addressed to the recipient at the addresses or facsimile numbers of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by any party to the other.  Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, and if made or given by facsimile, on the day, other than a day which is not a Business Day, following the day it was sent.

8.2         Payments.  Payments hereunder shall be made addressed to the recipient at the addresses of the recipient parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by the recipient party in accordance with Section 8.1.  If any payment herein becomes due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day.

9.           Public Announcements

9.1         Public Announcements.  The Optionee  shall not, without the prior consent of the Optionor, make any disclosure regarding (i) the existence, purpose, scope, content, terms or conditions of this Agreement or other agreements relating thereto or (ii) the Property, any Mining Operations, the results of or plan for Mining Operations,  except to the extent such disclosure comprises information substantially already publicly available or unless it is necessary for any party to make such disclosure in order to comply with a statutory obligation, the requirements of a competent government or statutory agency, or the requirements of any stock exchange; provided that, where practicable, a copy of any proposed announcement or statement shall be furnished by the Optionee to the Optionor in advance of the proposed date of publication, and the Optionee shall make every reasonable effort to incorporate the reasonable comments of the other parties prior to dissemination.

10.           General Provisions

10.1         Entire Agreement.  This Agreement, including all the Schedules hereto and the Purchase and Sale Agreement constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein and therein. Each party acknowledges that it shall have no right to rely on any amendment, promise, modification, statement or representation made or occurring subsequent to the execution of this Agreement unless it is in writing and executed by each of the parties.

10.2         Assignment of interest. The Optionee shall not, except as set out in this Section, sell, transfer nor assign this Agreement or the Optioned Interest without the consent of the Optionor, which shall not be unreasonably withheld.  The Optionee shall be permitted to assign this Agreement to an Affiliate of the assigning party providing a guarantee, in form satisfactory to the other party, of the obligations of that Affiliate under this Agreement.  Any assignment during the Option Period by the Assignee shall be subject to the assignee entering into an agreement, in form and substance satisfactory to counsel for the other party, to be bound by this Agreement, and no such assignment shall be effective until such agreement has been entered into.

10.3          Encumbrances. During the Option Period, neither the Optionor nor the Optionee shall grant an Encumbrance, other than a Permitted Encumbrance, in their respective interest in the Property or right under this Agreement.

10.4          Arbitration.  If there is a dispute between the parties with respect to this Agreement, or the interpretation of this Agreement, the dispute shall be referred to a single arbitrator appointed pursuant to the laws of Saskatchewan, the arbitration shall be conducted in Saskatchewan, and the decision of the arbitrator shall be final and binding upon the parties.

10.5         Confidentiality of Information. All information and data concerning or derived from the Mining Operations shall be kept confidential and, except to the extent required by law, regulation or policy of any securities commission or stock exchange, or in connection with the filing of an annual information form or a prospectus by any party or any of its Affiliates, shall not be disclosed to any person other than an Affiliate without the prior consent of all the other party, which consent shall not unreasonably be withheld. Each party shall, where practicable, use reasonable commercial efforts to cause the text of any news releases or other public statements which a party desires to make with respect to the Property to be made available to the other party prior to publication and the other party shall have the right to make suggestions for changes therein.

10.6          Waiver.  The failure of a party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

10.7          Enurement. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

10.8          Further Assurances.  The parties hereto shall from time to time at the request of any of the other parties hereto and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

10.9          Time.  Time shall be of the essence of this Agreement.

10.10         Expenses. Each party shall be responsible for its own expense in connection with negotiating and settling this Agreement.

10.11.        Amendment.  This Agreement may be amended or varied only by agreement in writing signed by each of the parties.

10.12         Governing Law and Attornment.  This Agreement shall be governed by and interpreted in accordance with the laws of the Province of Saskatchewan and the federal laws of Canada applicable therein and, without restricting the generality of Section 10.4, the parties hereby irrevocably attorn to the non-exclusive jurisdiction of the Courts of the Province of Saskatchewan sitting in the City of Regina.

10.13         Counterparts.  This Agreement may be executed by facsimile and in as many counterparts as are necessary. All counterparts together shall constitute one agreement.

THE PARTIES, intending to be contractually bound, have entered into this Agreement as of the date set out on the first page.

GUINNESS EXPLORATION, INC. By:

/s/ Alastair Brown
Alastair Brown, President and CEO

EAGLE TRAIL PROPERTIES INC.
By:

/s/ Curtis Sim
Curtis Sim

Mineral Claim Option Agreement -  SCHEDULE “A”
(Same Schedule as used for Schedule A of Mineral Claim Purchase and Sale Agreement)

Schedule A: Claim list for Mount Nansen property and Tawa property.

Claim	Claim Owner	Grant Number	Expiry Date	Area (Ha)	Comments
ROSE	Eagle Trail Properties Inc.	04241	09/10/2019	20.42	Lease
GOLDEN EAGLE	Eagle Trail Properties Inc.	04278	09/10/2019	20.96	Lease
WAR EAGLE	Eagle Trail Properties Inc.	04279	09/10/2019	20.77	Lease
SHAMROCK	Eagle Trail Properties Inc.	04354	09/10/2019	20.73	Lease
SPOT	Eagle Trail Properties Inc.	04361	09/10/2019	19.92	Lease
ARLEP	Eagle Trail Properties Inc.	04368	09/10/2019	14.48	Lease
PHYLLIS	Eagle Trail Properties Inc.	04369	09/10/2019	20.26	Lease
RUB	Eagle Trail Properties Inc.	55633	09/10/2019	1.84	Lease
PUB	Eagle Trail Properties Inc.	55663	09/10/2019	1.93	Lease
SUN DOG	Eagle Trail Properties Inc.	55665	09/10/2019	3.20	Lease
CUB	Eagle Trail Properties Inc.	55666	09/10/2019	1.29	Lease
JAM	Eagle Trail Properties Inc.	55890	09/10/2019	11.64	Lease
PAM	Eagle Trail Properties Inc.	55892	09/10/2019	2.64	Lease
DOME 1	Eagle Trail Properties Inc.	73537	06/02/2014	15.10	-
DOME 2	Eagle Trail Properties Inc.	73538	06/02/2014	15.51	-
DOME 3	Eagle Trail Properties Inc.	73539	06/02/2014	17.29	-
DOME 4	Eagle Trail Properties Inc.	73540	06/02/2014	17.98	-
DOME 6	Eagle Trail Properties Inc.	73542	06/02/2014	17.32	-
DOME 7	Eagle Trail Properties Inc.	73543	06/02/2014	25.34	-
DOME 8	Eagle Trail Properties Inc.	73694	06/02/2014	12.47	-
DOME 14	Eagle Trail Properties Inc.	73700	06/02/2014	21.07	-
DOME 16	Eagle Trail Properties Inc.	73702	06/02/2014	20.61	-
DOME 17	Eagle Trail Properties Inc.	73703	06/02/2014	18.41	-
DOME 18	Eagle Trail Properties Inc.	73704	06/02/2014	18.56	-
DOME 19	Eagle Trail Properties Inc.	73705	06/02/2014	16.73	-
DOME 20	Eagle Trail Properties Inc.	73706	06/02/2014	13.42	-
JOANNE 1	Eagle Trail Properties Inc.	74283	06/02/2014	19.79	-
JOANNE 2	Eagle Trail Properties Inc.	74284	06/02/2014	19.51	-
JOANNE 3	Eagle Trail Properties Inc.	74285	06/02/2014	20.36	-
JOANNE 4	Eagle Trail Properties Inc.	74286	06/02/2014	14.78	-
JOANNE 5	Eagle Trail Properties Inc.	74287	06/02/2014	19.83	-
JOANNE 6	Eagle Trail Properties Inc.	74288	06/02/2014	19.69	-
DOME 25	Eagle Trail Properties Inc.	77746	06/02/2014	15.19	-
DOME 26	Eagle Trail Properties Inc.	77747	06/02/2014	22.54	-
DOME 27	Eagle Trail Properties Inc.	77748	06/02/2014	20.32	-
DOME 28	Eagle Trail Properties Inc.	77749	06/02/2014	21.74	-
DOME 33	Eagle Trail Properties Inc.	77754	06/02/2014	25.50	-
DOME 34	Eagle Trail Properties Inc.	77755	06/02/2014	23.29	-
DOME 35	Eagle Trail Properties Inc.	77756	06/02/2014	22.39	-

DOME 36	Eagle Trail Properties Inc.	77757	06/02/2014	23.97	-
DOME 37	Eagle Trail Properties Inc.	77758	06/02/2014	14.23	-
DOME 38	Eagle Trail Properties Inc.	77759	06/02/2014	18.48	-
DOME 39	Eagle Trail Properties Inc.	77760	06/02/2014	14.95	-
DOME 40	Eagle Trail Properties Inc.	77761	06/02/2014	20.51	-
DOME 41	Eagle Trail Properties Inc.	77762	06/02/2014	20.76	-
DOME 42	Eagle Trail Properties Inc.	77763	06/02/2014	19.93	-
DOME 43	Eagle Trail Properties Inc.	77764	06/02/2014	20.47	-
DOME 49	Eagle Trail Properties Inc.	77770	06/02/2014	8.18	-
DOME 50	Eagle Trail Properties Inc.	77771	06/02/2014	18.83	-
DOME 51	Eagle Trail Properties Inc.	77772	06/02/2014	19.05	-
DOME 52	Eagle Trail Properties Inc.	77773	06/02/2014	21.85	-
DOME 53	Eagle Trail Properties Inc.	77774	06/02/2014	22.80	-
DOME 54	Eagle Trail Properties Inc.	77775	06/02/2014	14.69	-
DOME 55	Eagle Trail Properties Inc.	77776	06/02/2014	13.09	-
DOME 56	Eagle Trail Properties Inc.	77777	06/02/2014	13.35	-
DOME 57	Eagle Trail Properties Inc.	77778	06/02/2014	20.47	-
DOME 58	Eagle Trail Properties Inc.	77779	06/02/2014	19.41	-
DOME 60	Eagle Trail Properties Inc.	77781	06/02/2014	20.06	-
DOME 61	Eagle Trail Properties Inc.	77782	06/02/2014	18.91	-
DOME 63	Eagle Trail Properties Inc.	77784	06/02/2014	22.51	-
DOME 64	Eagle Trail Properties Inc.	77785	06/02/2014	22.88	-
DOME 65	Eagle Trail Properties Inc.	77786	06/02/2014	20.66	-
DOME 66	Eagle Trail Properties Inc.	77787	06/02/2014	21.18	-
DOME 78	Eagle Trail Properties Inc.	81842	06/02/2014	25.41	-
DOME 79	Eagle Trail Properties Inc.	81843	06/02/2014	24.10	-
DOME 80	Eagle Trail Properties Inc.	81844	06/02/2014	24.20	-
DOME 81	Eagle Trail Properties Inc.	81845	06/02/2014	22.52	-
DOME 82	Eagle Trail Properties Inc.	81846	06/02/2014	23.26	-
DOME 83	Eagle Trail Properties Inc.	81847	06/02/2014	18.72	-
DOME 84	Eagle Trail Properties Inc.	81848	06/02/2014	19.37	-
DOME 86	Eagle Trail Properties Inc.	81850	06/02/2014	20.76	-
HIW 9	Eagle Trail Properties Inc.	YA23835	06/02/2014	19.44	-
HIW 10	Eagle Trail Properties Inc.	YA23836	06/02/2014	20.83	Fractions
HIW 11	Eagle Trail Properties Inc.	YA23837	06/02/2014	21.55	Fractions
HIW 12	Eagle Trail Properties Inc.	YA23838	06/02/2014	19.93	Fractions
HIW 13	Eagle Trail Properties Inc.	YA23839	06/02/2014	20.72	-
HIW 14	Eagle Trail Properties Inc.	YA23840	06/02/2014	19.55	-
HIW 15	Eagle Trail Properties Inc.	YA23841	06/02/2014	20.15	-
HIW 16	Eagle Trail Properties Inc.	YA23842	06/02/2014	19.86	-
HIW 17	Eagle Trail Properties Inc.	YA23843	06/02/2014	19.92	-
HIW 1	Eagle Trail Properties Inc.	YA24813	06/02/2014	4.74	Fractions
HIW 2	Eagle Trail Properties Inc.	YA24814	06/02/2014	5.15	Fractions
HIW 7	Eagle Trail Properties Inc.	YA24819	06/02/2014	3.01	Fractions
DD 1	Eagle Trail Properties Inc.	YA59596	06/02/2014	20.62	-
DD 2	Eagle Trail Properties Inc.	YA59597	06/02/2014	22.35	-

DD 15	Eagle Trail Properties Inc.	YA59610	06/02/2014	19.20	-
DD 16	Eagle Trail Properties Inc.	YA59611	06/02/2014	19.21	-
DD 17	Eagle Trail Properties Inc.	YA59612	06/02/2014	19.37	-
DD 18	Eagle Trail Properties Inc.	YA59613	06/02/2014	19.85	-
DD 19	Eagle Trail Properties Inc.	YA59614	06/02/2014	20.17	-
DD 20	Eagle Trail Properties Inc.	YA59615	06/02/2014	19.90	-
DD 21	Eagle Trail Properties Inc.	YA59616	06/02/2014	19.64	-
DD 22	Eagle Trail Properties Inc.	YA59617	06/02/2014	19.17	-
DD 23	Eagle Trail Properties Inc.	YA59618	06/02/2014	18.69	-
DD 24	Eagle Trail Properties Inc.	YA59619	06/02/2014	18.30	-
DD 25	Eagle Trail Properties Inc.	YA59620	06/02/2014	18.18	-
DD 26	Eagle Trail Properties Inc.	YA59621	06/02/2014	17.65	-
DD 27	Eagle Trail Properties Inc.	YA59622	06/02/2014	19.49	-
DD 28	Eagle Trail Properties Inc.	YA59623	06/02/2014	18.71	-
TBR 1	Eagle Trail Properties Inc.	YA86690	06/02/2014	8.92	-
TBR 2	Eagle Trail Properties Inc.	YA86691	06/02/2014	20.16	-
TBR 3	Eagle Trail Properties Inc.	YA86692	06/02/2014	20.03	-
TBR 4	Eagle Trail Properties Inc.	YA86693	06/02/2014	20.84	-
TBR 5	Eagle Trail Properties Inc.	YA86694	06/02/2014	18.34	-
TBR 6	Eagle Trail Properties Inc.	YA86695	06/02/2014	20.92	-
TBR 7	Eagle Trail Properties Inc.	YA86696	06/02/2014	15.96	-
TBR 8	Eagle Trail Properties Inc.	YA86697	06/02/2014	21.79	-
ONT 38	Eagle Trail Properties Inc.	YA87204	06/02/2014	20.26	-
ONT 40	Eagle Trail Properties Inc.	YA87206	06/02/2014	18.34	-
ONT 42	Eagle Trail Properties Inc.	YA87208	06/02/2014	5.73	-
EEK 1	Eagle Trail Properties Inc.	YA87210	06/02/2014	21.07	-
EEK 2	Eagle Trail Properties Inc.	YA87211	06/02/2014	20.08	-
EEK 3	Eagle Trail Properties Inc.	YA87212	06/02/2014	20.70	-
EEK 4	Eagle Trail Properties Inc.	YA87213	06/02/2014	20.68	-
EEK 5	Eagle Trail Properties Inc.	YA87214	06/02/2014	20.80	-
EEK 6	Eagle Trail Properties Inc.	YA87215	06/02/2014	19.58	-
EEK 7	Eagle Trail Properties Inc.	YA87216	06/02/2014	19.97	-
EEK 8	Eagle Trail Properties Inc.	YA87217	06/02/2014	21.91	-
EEK 9	Eagle Trail Properties Inc.	YA87218	06/02/2014	22.64	-
EEK 14	Eagle Trail Properties Inc.	YA87223	06/02/2014	21.36	-
EEK 15	Eagle Trail Properties Inc.	YA87224	06/02/2014	21.22	-
EEK 16	Eagle Trail Properties Inc.	YA87225	06/02/2014	21.76	-
EEK 17	Eagle Trail Properties Inc.	YA87226	06/02/2014	20.01	-
EEK 18	Eagle Trail Properties Inc.	YA87227	06/02/2014	20.74	-
ONT 44	Eagle Trail Properties Inc.	YA92655	06/02/2014	16.80	-
ONT 45	Eagle Trail Properties Inc.	YA92656	06/02/2014	12.91	-
ONT 46	Eagle Trail Properties Inc.	YA92657	06/02/2014	18.48	-
ONT 47	Eagle Trail Properties Inc.	YA92658	06/02/2014	14.41	-
TAWA 25	Eagle Trail Properties Inc.	YA95051	03/01/2010	4.33	Fractions
TAWA 26	Eagle Trail Properties Inc.	YA95052	03/01/2010	5.95	Fractions
TAWA 27	Eagle Trail Properties Inc.	YA95151	03/01/2010	17.11	-

TAWA 28	Eagle Trail Properties Inc.	YA95152	03/01/2010	22.34	-
TAWA 29	Eagle Trail Properties Inc.	YA95153	03/01/2010	16.14	-
TAWA 30	Eagle Trail Properties Inc.	YA95154	03/01/2010	20.77	-
TAWA 31	Eagle Trail Properties Inc.	YA95155	03/01/2010	23.90	-
TAWA 32	Eagle Trail Properties Inc.	YA95156	03/01/2010	21.36	-
TAWA 33	Eagle Trail Properties Inc.	YA95157	03/01/2010	12.16	-
TAWA 34	Eagle Trail Properties Inc.	YA95158	03/01/2010	18.45	-
TAWA 47	Eagle Trail Properties Inc.	YA95163	03/01/2010	7.01	-
TAWA 48	Eagle Trail Properties Inc.	YA95164	03/01/2010	8.00	-
TAWA 49	Eagle Trail Properties Inc.	YA95165	03/01/2010	21.93	-
TAWA 50	Eagle Trail Properties Inc.	YA95166	03/01/2010	23.59	-
TAWA 51	Eagle Trail Properties Inc.	YA95167	03/01/2010	23.22	-
TAWA 52	Eagle Trail Properties Inc.	YA95168	03/01/2010	23.93	-
TAWA 53	Eagle Trail Properties Inc.	YA95169	03/01/2010	15.03	-
TAWA 54	Eagle Trail Properties Inc.	YA95170	03/01/2010	22.93	-
TAWA 55	Eagle Trail Properties Inc.	YA95171	03/01/2010	5.90	-
TAWA 56	Eagle Trail Properties Inc.	YA95172	03/01/2010	13.37	-
TAWA 57	Eagle Trail Properties Inc.	YA95173	03/01/2010	14.12	-
TAWA 58	Eagle Trail Properties Inc.	YA95174	03/01/2010	16.15	-
TAWA 59	Eagle Trail Properties Inc.	YA95175	03/01/2010	13.35	-
TAWA 60	Eagle Trail Properties Inc.	YA95176	03/01/2010	16.19	-
TAWA 61	Eagle Trail Properties Inc.	YA95177	03/01/2010	12.44	-
TAWA 62	Eagle Trail Properties Inc.	YA95178	03/01/2010	11.28	-
TAWA 63	Eagle Trail Properties Inc.	YA95179	03/01/2010	8.41	-
TAWA 64	Eagle Trail Properties Inc.	YA95301	03/01/2010	18.96	-
TAWA 65	Eagle Trail Properties Inc.	YA95302	03/01/2010	15.20	-
TAWA 66	Eagle Trail Properties Inc.	YA95303	03/01/2010	21.82	-
TAWA 67	Eagle Trail Properties Inc.	YA95304	03/01/2010	22.03	-
TAWA 68	Eagle Trail Properties Inc.	YA95305	03/01/2010	20.61	-
TAWA 69	Eagle Trail Properties Inc.	YA95306	03/01/2010	19.68	-
TAWA 70	Eagle Trail Properties Inc.	YA95307	03/01/2010	19.61	-
TAWA 71	Eagle Trail Properties Inc.	YA95308	03/01/2010	18.94	-
TAWA 72	Eagle Trail Properties Inc.	YB06963	03/01/2010	19.15	-
TAWA 73	Eagle Trail Properties Inc.	YB06964	03/01/2010	18.69	-
TAWA 74	Eagle Trail Properties Inc.	YB06965	03/01/2010	19.02	-
TAWA 75	Eagle Trail Properties Inc.	YB06966	03/01/2010	18.61	-
TAWA 83	Eagle Trail Properties Inc.	YB06971	03/01/2010	19.28	-
TAWA 84	Eagle Trail Properties Inc.	YB06972	03/01/2010	6.48	-
TAWA 85	Eagle Trail Properties Inc.	YB06973	03/01/2010	20.10	-
TAWA 86	Eagle Trail Properties Inc.	YB06974	03/01/2010	21.08	-
TAWA 87	Eagle Trail Properties Inc.	YB06975	03/01/2010	19.83	-
TAWA 88	Eagle Trail Properties Inc.	YB06976	03/01/2010	20.96	-
TAWA 89	Eagle Trail Properties Inc.	YB06977	03/01/2010	19.91	-
TAWA 90	Eagle Trail Properties Inc.	YB06978	03/01/2010	20.97	-
Total				3136.43

Mineral Claim Purchase and Sale Agreement -  SCHEDULE “C”

NET SMELTER RETURNS

1.           For the purposes of this Agreement, “Net Smelter Returns” or “NSR” shall mean the actual proceeds realized and received by the Purchaser  from the sale of all ores, minerals, metals or concentrates mined or extracted or derived from the Mineral Claims (“Removed Product”), including premiums, bonuses and subsidies, after deducting therefrom all charges and costs for:

(a)           smelting, refining, selling or other costs and charges charged by the smelter or refinery in respect of the Removed Product;

(b)           loading, transporting and insuring the Removed Product only to the smelter or refinery and thereafter to the mint;

(c)           all appropriate mint charges;

(d)           All royalties, net smelter returns, commissions or other fees payable in respect of the Removed Property pursuant to the Permitted Encumbrances or any other NSR payable pursuant to this Agreement; and

(e)           All taxes (except income taxes) paid or payable by the Purchaser on such Removed Product

2.           In this Schedule, “Purchaser” includes an operator appointed by the Purchaser or a partner, joint venture or other person acting with or on behalf of the Purchaser, to carry out mining operations on the Mineral Claims

3.           Within 90 days following the end of each calendar year, the Purchaser shall deliver to the Vendor a statement of the Net Smelter Returns for the said calendar year, duly certified by an independent chartered accountant appointed by the Purchaser for such purposes, together with payment of the NSR royalty, if any, determined as aforesaid.  The Vendor shall have the right within a period of 3 months from receipt of the audited statements to conduct an independent audit at its own expense, the right to review the Purchaser’s book and records relating thereto and an opportunity to discover issues raised with the Purchaser’s auditors.

4.           If any portion of the ores, minerals, metals or concentrates mined or extracted or derived from the Mineral Claims are sold to a purchaser or treated by a smelter or refinery owned or controlled by the Purchaser or a party affiliated, related to or not at arm’s length with the Purchaser, the actual proceeds received shall be deemed to be an amount equal to what could be obtained from a purchaser, smelter or refinery not so owned or controlled by the Purchaser or a party affiliated, related to or not at arm’s length with the Purchaser, in respect of ore, minerals, metals or concentrates, as applicable, of like quality and quantity, after deducting therefrom a charge equal to the transportation cost which would have been incurred had the material been transported to such arm’s length third party purchaser, smelter or refinery.

SCHEDULE ‘D’

MINERAL CLAIM OPTION AGREEMENT TERMS

BETWEEN:   PRICEWATERHOUSECOOPERS INC.  (the “Vendor”)

AND:   101073531 Saskatchewan Ltd.  (the “Purchaser”)

WHEREAS:

C.       The Vendor owns the mineral claim identified as Dome 12:73698 situate in the Mt. Nansen area in and around the town of Carmacks, Yukon approximately 180 Kilometres north of Whitehorse, Yukon, and 60 kilometers west of the town of Carmacks, Yukon (the “Mineral Claim”); and

D.       The Vendor has agreed to grant to the Purchaser an option to purchase the Mineral Claim and related property on the terms and conditions set out in this Option Agreement.

NOW WHEREFORE in consideration of the mutual promises contained herein, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties covenant and agree with each other as follows:

1.0           DEFINITIONS

1.1           In this Option Agreement, the following expressions have the meanings set out as follows:

“Books and Records” means all of B.Y.G.’s books and records (however stored or recorded) relating to the Mineral Claim as are in the possession or under the control of the Vendor or B.Y.G.

“B.Y.G.” means B.Y.G. Natural Resources Inc.

“Completion Date” means the fifteenth business day following the Exercise Date of the Option, at which date the Purchased Assets will be transferred to the Purchaser upon the terms herein contained.

“Data” means all engineering, geological, geophysical and feasibility reports and studies and all other technical information and data in whatever form (including electronic and hard copies and computer databases) relating to the Mineral Claim and activities thereon as are in the possession or under the control of the Vendor or B.Y.G.

“Exercise Date” means the date on which this Option Agreement is exercised by the Purchaser giving written notice to the Vendor of the Purchaser’s intention to exercise the Option pursuant to 3.1 of this Option Agreement.

“Expiry Date” means the date which is thirty days after the Triggering Event.

“Option” means the sole and exclusive option to purchase the Purchased Assets created by this Option Agreement.

“Option Purchase Price” means $25,000 (Cdn.).

“Purchase Agreement” means that certain Agreement of Purchase and Sale dated the date hereof between the Vendor and the Purchaser in respect of various mineral claims.

“Purchased Assets” means all of the Vendor’s Interest in and to the Mineral Claim the Books and Records and the Data.

“Triggering Event” means the Vendor’s receipt of notice from the Government of Yukon that it has completed the environmental remediation of the core mine site and mill area in the Keno, Galena and Sourdough Hills area in and around the Village of Elsa and Keno City, approximately 350 kilometres north of Whitehorse, Yukon and 50 kilometres northeast of the Town of Mayo, Yukon.

“Vendor’s Interest” means, when used in relation to any property, all the interest of B.Y.G. (if any) and of the Vendor (if any) in connection to such property.

2.0           OPTION TO PURCHASE

2.1           The Vendor hereby grants to the Purchaser the Option to purchase the Purchased Assets in accordance with the provisions hereof, for the Option Purchase Prices.

3.0           EXERCISE OF OPTION

3.1           The Option shall be open for exercise and be irrevocable from the Triggering Event up to but not after the Expiry Date and may be exercised by written notice given by the Purchaser to the Vendor during such period.

4.0           TERMINATION OF OPTION

4.1           This Agreement and the Option shall terminate and the parties hereto shall have no further obligation hereunder if the Triggering Event does not occur on or before October 31, 2018.

5.0           TERMS AND CONDITIONS OF PURCHASE

5.1           The giving of notice by the Purchaser to the Vendor pursuant to and in accordance with Section 3.1 shall convert this Option into a binding agreement of purchase and sale of the Purchase Assets at the Option Purchase Price as at the Exercise Date and on the following terms and conditions:

(a)	the sale of the Purchased Assets to the Purchaser shall be completed on the Completion Date;

(b)	the Option Purchase Price shall be paid by the Purchaser to the Vendor on the Completion Date and is payable in certified funds or bank draft;

(c)
the Purchaser shall pay to the Vendor on the Completion Date, in addition to the Option Purchase Price, any and all federal, territorial and other sales, goods and services or territorial sales, land transfer and permit and license transfer taxes and other taxes whatsoever which are payable in connection with the purchase and conveyance of the Purchased Assets and shall be responsible for the payment of all duties, registration fees or other charges payable or exigible and relating to the conveyance or transfer of the Purchased Assets or will provide the Vendor with appropriate exemption certificates, in form and substance satisfactory to the Vendor in respect of such taxes (collectively, the “Transfer Taxes”). Any Transfer Taxes paid by the Purchaser to the Vendor on Closing shall be promptly remitted by the Vendor to the applicable governmental authority. The Purchaser will indemnify and hold the Vendor harmless in respect of any Transfer Taxes which may be assessed against the Vendor or B.Y.G. under the Excise Tax Act (Canada), or any comparable law relating to the conveyance of the Purchased Assets or as a result of the failure by the Purchaser to pay all the aforementioned Transfer Taxes exigible in connection with the transactions contemplated by this Agreement (the “Transactions”), whether arising from reassessment or otherwise;

(d)	the Vendor shall not be required to furnish or produce any abstract, deed, survey, declaration or other document or evidence of title of the Mineral Claim except those in its possession;

(e)
the Purchaser confirms that it has inspected the Purchased Assets prior to the execution of this Option Agreement and that it has entered into this Option Agreement on the basis that the Vendor does not warrant title to the Purchased Assets and the Purchaser acknowledges that it is relying entirely upon its own judgment, investigation and inspection in proceeding with the Transactions. Without limiting the foregoing, the Purchaser acknowledges and agrees that it is purchasing the Purchased Assets on and “as is, where is” and “without recourse” basis, that it shall accept the Purchased Assets in their then present state, condition and location and that neither the Vendor nor any of its agents, employees, representatives, counsel, officers or directors makes, has made or shall make any representations or warranties (except as expressly provided for in this Option Agreement), and there are no terms, conditions, understandings or collateral agreements, express or implied, statutory or otherwise, with respect to the title, merchantability, condition, description, fitness for purpose, quality, quantity, accuracy, completeness or any other thing, affecting the Purchased Assets or in respect of any other matter or thing whatsoever except as expressly stated herein;

(f)
by completing the Transactions on the Completion Date, the Purchaser shall be deemed to have released, remised and forever discharged each of the Vendor and its directors, officers, employees, servants and agents (collectively the “Releasees”) of and from any and all manner of action, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, damages, costs, interest, claims, liabilities, expenses and demands whatsoever, regardless of their nature or basis, known or anticipated, as well as unknown or unanticipated, at law or at equity or under statute, which the Purchaser ever had or then has or may thereafter have, against the Releasees for or by reason of any action, cause or thing whatsoever arising out of or relating to the Transactions, but excluding any obligations arising out of this Option Agreement or any document delivered in connection therewith;

(g)	the Purchased Assets shall be and remain at the risk of the Vendor until the completion of the Transactions; and

(h)	the Purchaser shall be entitled to possession of the Purchased Assets on the completion of the Transactions.

5.2           DELIVERIES ON COMPLETION DATE

At the Completion Date:

(a)	The Vendor shall deliver to the Purchaser:

(i)	the Approval and Vesting Order (as defined in the Purchase Agreement);

(ii)
the books and records (however stored or recorded) relating to the Purchased Assets as are in the possession or under the control of the Vendor or B.Y.G. (the Purchaser acknowledges and agrees that delivery of Such books and records at the Vendor’s office or such other location or Locations as otherwise agreed to between the Vendor and Purchaser, Acting reasonably, shall be sufficient delivery for the purposes of this Section); and

(iii)	a general conveyance of assets transferring to the Purchaser the Vendor’s Interest in the Purchased Assets.

When the Vendor has delivered to the Purchaser the foregoing documents, it shall be deemed to have delivered all documents required on its part hereunder to convey the Purchased Assets and otherwise complete the Transactions.

(b)	The Purchaser shall deliver to the Vendor:

(i)	the Option Purchase Price, in the manner contemplated in Section 5.1 hereof; and

(ii)	evidence satisfactory to the Vendor that all Transfer Taxes exigible upon the Transactions have been paid or appropriate exemption certificates have been obtained.

6.0           COSTS OF CONVEYANCE

6.1           The cost of the conveyance of Purchased Assets to the Purchaser (including any transfer tax payable with such conveyance) shall be borne by the Purchaser.

7.0           NO ASSIGNMENT

7.1           The Purchaser shall not assign any of its right, title or interest in this Option Agreement without the prior written consent of the Vendor.

8.0           TENDER

8.1           Any tender of documents or monies may be made upon the respective solicitors for the parties.

9.0           NOTICE

9.1           Any notice given by one party to the other shall be given in accordance with the terms of Section 8.1 of the Purchase Agreement.

10.0           GENERAL PROVISIONS

10.1           Time shall be of the essence of this Option Agreement.

10.2           This Option Agreement shall be governed by and construed in accordance with the laws of the Yukon and the laws of Canada applicable in the Yukon and shall be treated, in all respects, as a Yukon contract.

10.3           The parties agree to execute and deliver all such further assurances, documents and instruments and to do or cause to be done all such further acts and things as may be reasonably necessary to carry out and give full effect to the intent and purposes of this Option Agreement.

10.4           This Option Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

  IN WITNESS WHEREOF the Parties have executed this Option Agreement as of the date first written above.

By:

/s/ PRICEWATERHOUSECOOPERS INC.,
Solely in its capacity as court appointed
interim receiver and receiver-manager
of the property and assets of B.Y.G.
and not its personal capacity

By:

/s/ 101073531 Saskatchewan Ltd.